UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 26, 2022

NXP SEMICONDUCTORS N.V.

(Exact Name of Registrant as Specified in Charter)

Netherlands

(State or Other Jurisdiction of Incorporation)

001-34841	98-1144352
(Commission File Number)	(IRS Employer Identification No.)

60 High Tech Campus, Eindhoven, Netherlands	5656 AG
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +31 40 2729999

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, EUR 0.02 par value	NXPI	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 26, 2022 (the “Closing Date”), NXP B.V. (the “Company”), a wholly owned, direct subsidiary of NXP Semiconductors N.V. (“NXP N.V.”), and NXP Funding LLC (together with the Company, the “Borrowers”), a wholly owned, indirect subsidiary of NXP N.V., the lenders and letter of credit issuers party thereto and Barclays Bank PLC, as administrative agent, amended and restated its revolving credit agreement (the “Amended and Restated Revolving Credit Agreement”), which provides for US$2,500,000,000 of senior unsecured revolving credit commitments, which includes a US$200,000,000 sub-facility for letters of credit. The Amended and Restated Revolving Credit Agreement is scheduled to mature on August 26, 2027 and the revolving loans thereunder (the “Revolving Loans”) will bear interest, at the option of the Borrowers, at either (x) a Term SOFR rate plus a 10 basis point credit spread adjustment plus an applicable margin ranging from 0.875% to 1.5% or (y) a base rate plus an applicable margin ranging from 0.0% to 0.5%, in each case, based on the Company’s senior unsecured credit rating. Under the Amended and Restated Revolving Credit Agreement, on the last day of each fiscal quarter, the Company must pay a commitment fee ranging from 0.08% to 0.225% based on the Company’s senior unsecured credit rating on the undrawn portion of the revolving commitments.

The proceeds of the Revolving Loans and letters of credit issued under the Amended and Restated Revolving Credit Agreement may be used for general corporate purposes of the Borrowers and any other purpose not prohibited by the Amended and Restated Revolving Credit Agreement and related documentation. The Amended and Restated Revolving Credit Agreement contains customary affirmative and negative covenants and events of default, including a financial covenant requiring the Company to satisfy a 3.00 to 1.00 consolidated interest coverage ratio as of the last day of each fiscal quarter.

All present and future obligations of the Borrowers arising under and pursuant to the terms of the Amended and Restated Revolving Credit Agreement are guaranteed pursuant to an amended and restated guaranty agreement dated as of the Closing Date (the “Amended and Restated Guaranty Agreement”), made by NXP N.V. and NXP USA, Inc. in favor of Barclays Bank PLC, as administrative agent.

The description of the Amended and Restated Revolving Credit Agreement and the Amended and Restated Guaranty Agreement contained in this report on Form 8-K is qualified in its entirety by reference to the complete text of the Amended and Restated Revolving Credit Agreement and the Amended and Restated Guaranty Agreement, in each case, copies of which are filed herewith as Exhibits 10.1 and 10.2.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Revolving Credit Agreement, dated as of August 26, 2022, among NXP B.V., NXP Funding LLC, the several lenders from time to time parties thereto, and Barclays Bank PLC, as administrative agent.

10.2	Amended and Restated Guaranty Agreement, dated as of August 26, 2022, among NXP Semiconductors N.V., NXP USA, Inc. and Barclays Bank PLC, as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NXP SEMICONDUCTORS N.V.

By:	/s/ Timothy Shelhamer
Name: Timothy Shelhamer
Title: VP and Chief Corporate Counsel

Date: August 29, 2022